Exhibit 3.8

[____] Accelerator Agreement

This _________________ (“Agreement”) is effective as of January 6, 2016 between T Stamp LLC (“Startup”), a Georgia limited liability company located at 3423 Piedmont Rd. NE, Atlanta, GA 30305, and [__________].

1.	Startup will have one founder “Participant” attending the [____] Accelerator (“Program”).

2.	The Program shall start on January 19th and end on February 12th, 2016, in San Francisco.

3.	“Company” shall mean the Startup and any company engaged in substantially the same business activity as the Startup formed by the Participant on or before December 31, 2016.

4.	Payment terms. All payments are non-refundable: $5,000 by check and 1% equity in the Company Payment: If the cash payment isn’t received within 2 weeks of signing, the Company agrees to pay 5% equity instead. Warrants: http://www._____________/files/bc_warrants.pdf Note: It is okay to issue the warrants after joining the Program as long as it’s within a commercially reasonable time.

5.	Holders of the warrants issued pursuant to Section 4 shall be entitled to the most favorable anti-dilution protections afforded to shares in the Company. Company shall notify [____] of the consummation of any financing or liquidity event within ten (10) business days.

6.	[____] or its designee(s) shall have the rights to participate in future financings of Company up to the greater of (a) US$250,000 or (b) 5% of each round. Company shall notify [____] of any future financing event in a timely manner.

7.	If the Participant breaks the rules of the Program, disrupts the Program, or causes physical, emotional or financial harm to any other participants of the Program, [____] may expel the Startup and Participant from the Program.

8.	Startup and Participant expressly understand and jointly and severally agree that the Program presents risks to Participant and his/her properties, including but not limited to theft, injury, wrongful conduct by other participants, financial loss, loss of income and earning opportunities, food and alcohol risks. Participant is responsible for researching and evaluating the risks he/she may face and is responsible for his/her actions. Any activities that Participant may take part in will be considered to have been undertaken with Participant’s approval and understanding of any and all risks involved. It is Startup’s and Participant’s intention that this assumption of all risks shall be legally binding and a complete bar to any action. This assumption of risk applies to all activities related to Startup’s and Participant’s participation in the Program.

9.	Parties acknowledge and agree that: (a) there is no guarantee for Startup’s business to succeed after participating in the Program; (b) [____] makes no representation as to the commercial utility of the Program and/or its recommendations or that the use of any materials supplied by [____] will not infringe on any intellectual property rights of others; (c) each party shall be solely responsible for making all decisions and taking actions related to their business, including compliance with all applicable laws and regulations; (d) this Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions; and (e) any dispute arising out of or in connection with this Agreement shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco, California branch of JAMS to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration and heard before one arbitrator.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, [____] DISCLAIMS ANY OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AND NON-INFRINGEMENT. IN NO EVENT WILL [____] AND/OR ITS OWNERS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES, BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE MAXIMUM AGGREGATE LIABILITY OF [____] AND/OR THEIR OWNERS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES UNDER THIS AGREEMENT EXCEED TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500).

10.	Company and Participant acknowledge and agree to the terms of this Agreement:

/s/ Andrew Gowasack	1/4/16
Startup: Andrew Gowasack, CEO	Date

/s/	1/4/2016
Date

[____] Accelerator

Instructions for Issuing Warrants

1)	You’ve agreed to issue the warrants within a commercially reasonable time.

2)	Please contact [____] for how the equity should be allocated at the time you issue the warrants. The equity will be divided between the parties providing value to the [____] Accelerator.

3)	Obtain Board Consent:

•	Have your board of directors approve the issuance of the warrants.
•	Prepare and execute unanimous written consent of the board (“Board Resolutions”), authorizing the issuance of the warrants.
•	A sample form of Board Resolutions is attached for your reference.
o	Insert your company name above the first line on the first page
o	Insert your company name again on the second line of the first paragraph

4)	When you issue the warrants, here’s what you need to do:

On page 1 of each warrant:

•	Print the issuance date.
•	Print your company name below the title “Warrant to Purchase Shares of”
•	Print the name of the warrant holder in the first line of the first paragraph as provided according to Step 2 above.
•	Print your company name again in the third line of the first paragraph.
•	Print the state in which your company was incorporated in the third line of the first paragraph right after the company name. Delaware? California?
•	Insert the % allocation for the warrant holder in the third line of Section 1.

On page 6 of each warrant:

•	Print the address of the warrant holder and your company in Section 17.

On page 8 (signature page) of each warrant:

•	Print your company name.
•	Print the state in which your company was incorporated below the company name you printed. Delaware? California?
•	Have the CEO (or authorized officer of your company) sign
•	Print the name of the CEO (or the officer) who signed the warrant
•	Print the title of the officer who signed the warrant. CEO? COO?

Please follow all of these steps for each warrant to be issued.

5)	Make scanned copies of validly executed Board Resolutions and all warrants issued, and then email them to at _______.

Exhibit A

WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Issued: , 20

WARRANT TO PURCHASE SHARES

of

THIS CERTIFIES THAT, for value received,                                                                                   , or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from                                                   , a                                          corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.            Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to that number of fully paid and nonassessable Shares that equals                                      percent (            %) of the Company’s Fully-Diluted Capitalization, which shall be measured as of immediately following the last closing of the next Qualified Equity Financing occurring after the issuance date of this Warrant, as such capitalized terms are defined below; provided, however, that if the Holder elects for the “Shares” to be shares of the Company’s Common Stock (“Common Stock”) in accordance with Section 2(d), then, for the purposes of this Section 1, the Fully-Diluted Capitalization of the Company shall be measured as of immediately following the first exercise (whether partial or full) of this Warrant for shares of Common Stock.

2.            Definitions.

(a)          Change of Control. The term “Change of Control” shall mean (i) any stock acquisition or sale to a third party or parties (but excluding any sale of stock for capital raising purposes), reorganization, merger or consolidation, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)          Fully Diluted Capitalization. “Fully-Diluted Capitalization” shall mean the aggregate issued and outstanding shares of the Company’s Common Stock, including any shares reserved for grant under any option plans of the Company and assuming the conversion or exercise of all outstanding options, warrants (including this Warrant) and other convertible securities.

(c)          Qualified Equity Financing. The term “Qualified Equity Financing” shall mean a transaction or series of related transactions pursuant to which the Company issues and sells shares of its capital stock, with the principal purpose of raising capital, for aggregate proceeds of at least $100,000 (excluding all amounts received upon conversion or cancellation of indebtedness).

(d)          Shares. The term “Shares” shall mean the shares of the capital stock issued to investors in the Company’s next Qualified Equity Financing occurring after the issuance date of this Warrant; provided, however, that the Holder may elect for the “Shares” to be the Company’s Common Stock at anytime on or prior to the earlier of (i) the initial closing of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the expiration of this Warrant. For the avoidance of doubt, any such election shall be irrevocable.

3.            Exercise Price and Period

(a)          Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) closing date of the next Qualified Equity Financing occurring after the issuance date of this Warrant and (ii) the date that the Holder elects for the “Shares” to be Common Stock in accordance with Section 2(d) and ending on the expiration of this Warrant pursuant to Section 16 hereof.

(b)          Exercise Price. The exercise price for the Shares (the “Exercise Price”) shall be the price per share of the Shares sold to investors in the next Qualified Equity Financing occurring after the issuance date of this Warrant; provided, however, that if the Holder elects for the “Shares” to be Common Stock in accordance with Section 2(d), then the exercise price for the Shares shall be the lower of (i) the last 409A valuation of the Company’s common stock , and (ii) the quotient obtained by dividing $1,000,000 by the Fully-Diluted Capitalization of the Company as of immediately following the first exercise (whether partial or full) of this Warrant for shares of Common Stock.

4.            Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by (i) the surrender of this Warrant, together with a notice of exercise, in substantially the form attached as Exhibit A, to the Secretary of the Company at its principal offices or such other location as may be agreed to between the Company and Holder and (ii) the payment to the Company of the aggregate Exercise Price for the number of Shares being purchased. Purchase price may be paid in cash, check, wire transfer or cancellation of indebtedness of Company to Holder.

5.            Net Exercise. In lieu of making a cash payment when exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y (A - B)

X =            A

Where

X --        The number of Shares to be issued to the Holder.

Y --        The number of Shares purchasable under this Warrant.

A --        The fair market value of one Share (as of the date of such calculation).

B --        The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 5, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares (or the Common Stock underlying the Shares, if applicable) quoted in the over-the-counter market in which the Shares (or the Common Stock underlying the Shares, if applicable) are traded or the closing price quoted on any exchange on which the Shares (or the Common Stock underlying the Shares, if applicable) are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 5 in connection with the Company’s initial public offering, the fair market value per Share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Share is convertible at the time of such exercise or, if the Shares are shares of Common Stock, one. If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be determined in good faith by the Company’s Board of Directors.

6.            Notification Prior to Expiration. If the Holder has not elected to exercise this Warrant, then three months prior to the expiration of this Warrant the Company shall notify the Holder of the upcoming expiration date. In the event the Company fails to notify the Holder in a timely manner, then the Company shall pay the Holder the fair market value of the Warrant.

7.            Certificates for Shares. As soon as practicable upon the exercise of this Warrant, and in any event within 10 days of thereafter, the Company shall issue the Holder a certificate for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant, without giving effect to any adjustment therein.

8.            Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.            Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)          Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares (or the Common Stock underlying the Shares, if applicable), by split-up or otherwise, or combine its Shares (or the Common Stock underlying the Shares, if applicable), or issue additional shares of its Shares (or the Common Stock underlying the Shares, if applicable) as a dividend, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.

(b)          Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)          Notice of Adjustment. When any adjustment is required to be made pursuant to this Section 9, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

10.          Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued Shares for the purpose of effecting the exercise of this Warrant such number of Shares (and shares of Common Stock for issuance upon conversion of such Shares, if applicable) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant.

11.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the exercise price then in effect.

12.          Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

13.          Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)         This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)         The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)         The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

(d)         The Holder is able to bear the economic risk of the purchase of the Shares.

14.          Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

15.          Warrants Transferable. Subject to compliance with the terms and conditions of this Section 15, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant prior to registration of such Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any federal or state securities law then in effect); provided, however, that no such opinion of counsel shall be required for (a) transfers made pursuant to Rule 144 under the Act or (b) transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, or (v) to an Affiliate (as defined below). Upon receiving such written notice and reasonably satisfactory opinion, if such opinion is required and requested by the Company, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant in accordance with the terms of the notice delivered to the Company. If a determination has been made that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. For the purposes hereof, an “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

16.          Expiration of Warrant. This Warrant shall expire and no longer be exercisable upon the earlier of (a) the consummation of any Change of Control and (b) 5:00 p.m. Pacific time on the ten (10) year anniversary of the issuance date of this Warrant. The Company will provide the Holder with at least ten (10) days written notice prior to any Change of Control.

17.          Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at                                                                              , or at such other address as the Holder shall have furnished in writing, and (ii) if to the Company, at                                                                                     , or at such other address as the Company shall have furnished in writing.

18.          “Market Stand-Off” Agreement. The Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The Company may impose stop-transfer with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section.

19.          California Corporate Securities Laws. The sale of the securities that are subject to this Warrant has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this Warrant are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

20.          Subchapter S Election. Notwithstanding anything herein to the contrary, for so long as the Company has elected to be taxed pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended (the “Code”), any exercise, transfer or disposition of this Warrant by the Holder that would preclude the Company from being taxed according to the provisions of Subchapter S of the Code, or that would result in a change of the Company’s tax status under the Code, shall not be permitted and any such exercise, transfer or other disposition shall be null, void and of no effect.

21.          Governing Law. This Warrant shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction.

22.          Binding Arbitration. Any dispute arising out of or in connection with this Warrant shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco, California branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The Holder and the Company shall attempt to mutually select the arbitrator. In the event the Holder and the Company are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. The prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

23.          Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

24.          Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by the Company and the Holder. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

25.          No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

a corporation

By:

Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:

1.           The undersigned hereby elects to purchase                                                 shares of                                            pursuant to the terms of the attached Warrant.

2.           Method of Exercise (Please initial the applicable blank):

—	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

—	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 5 of the Warrant.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.           The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 13 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                  the right represented by the attached Warrant to purchase                           shares of                                       of [insert name of company] to which the attached Warrant relates, and appoints                             Attorney to transfer such right on the books of                  , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: